Exhibit 33 d)
[HOME LOAN SERVICES LOGO]

Management's Certification Regarding Compliance with Securities and Exchange
Commission Regulation AB Servicing Criteria

1. Home Loan Services, mc, f/k/a National City Home Loan Services, Inc (the "Servicer") is responsible for assessing compliance by it with the servicing criteria under paragraph (d) of Item 1122 of the Securities and Exchange Commissions' Regulation AB, except for sections 1122(d)(l)(iii), (d)(3)(i)(C), (d)(4)(ii), (xi), and (xii), which are not applicable to the activities the Servicer performs with respect to the Platform, as of December 31, 2006, and for the period January 1, 2006 through December 31, 2006. The Platform is comprised of all serviced first and second lien residential mortgage loans sold in public securitizations closed during December 2004, and calendar years ended December 31, 2005 and 2006 (see attached Appendix A);

2. Except as set forth in paragraph 1 above, the Servicer used the criteria set forth in paragraph (d) of Item 1122 of Regulation AB to assess the compliance with the applicable servicing criteria;

3. The Servicer has complied, in all material respects, with the applicable servicing criteria as of and for the period ended December 31, 2006, except for 1122(d)(1)(i) pertaining to policies and procedures to monitor any performance or other triggers in accordance with the transaction agreements although daily delinquency and static pool reports exist but were not utilized to calculate the triggers, 1122(d)(4)(x)(A) where 5 of 60 escrow accounts sampled were not analyzed within a 12 month period, but where 4 accounts were analyzed within 1 week after said deadline; and for 1 l22(d)(4)(x)(C), 2 of 60 escrow accounts sampled, where escrow finds were not returned within 30 days after payoff, but were returned within 34 and 67 days, respectively, after payoff;

5. A registered public accounting firm has issued an attestation report on the Servicer's assessment of compliance with the applicable servicing criteria as of and for the period ending December 31, 2006.

March 1,2007
Home Loan Services, Inc
/s/ Steven A. Baranet
Steven A. Baranet
Vice President, Investor Reporting

Loan Services
PD. Box 1838
Pittsburgh, PA 15230-1838
Merrill Lynch
Home Loan Services is a subsidiary
of Merrill Lynch Bank and Trust cc., FSB LENDER

Appendix A
Home Loan Services, Inc.
Reg AB Platform
FFMLT 2004-FFll
FFMLT 2005- FFA
FFMLT 2005 - FF2
FFMLT 2005 - FF3
FFMLT 2005 - FF4
SASCO 2005-S4
FFMLT 2005 - FFH3
SOUNDVIEW 2005-4
FFMLT 2005 - FF8
FFMLT 2005 - FF9
FFMLT 2005 - FF10
FFMLT 2005 - FF11
FFM LT 2005- FF12
SAIL 2005-10
FFMLT 2005 - FFH4
HSIASCT 2005 I1
FFMLT 2006-FF1
FFMLT 2006-FF2
FFMLT 2006-FFH1
FFMLT 2006-FF3
FFMLT 2006-FF4
FFMLT 2006-FF5
FFMLT 2006-FF6
FFMLT 2006-FF7
FFMLT 2006-FF8
FFMLT 2006-FF9
FFMLT 2006-FF10
FFMLT 2006-FF12
FFMLT 2006-FF13
FFMLT 2006-FF14
FFMLT 2006-FFlS
FFMLT 2006-FFA
FFMLT 2006-FF16
FFMLT 2006-FF17
FFMLT 2006-FFB
FFMLT 2006-FF18
MLMIT 2006-FF1
GSAA 2006-S1